SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934

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-------  Section 240.14a-12

                             CONRAIL INC.
           (Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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       [Advertisement published by Conrail on January 16, 1997]

Attention All Conrail Shareholders-

FOUR SIMPLE QUESTIONS . . .

    Do you want to receive exceptional value promptly for 100% of your

    Conrail shares?

    Do you want to receive $110 in cash per Conrail share for an additional 20.1% of your stock in January 1997?

    Do you want to receive the merger consideration for your remaining shares by March 1997 without waiting for Surface Transportation

    Board approval?

    Do you want to participate in the substantial upside potential of the combined company and the continued growth of the railroad industry?


           If You Answered "YES" To Any Of These Questions,

                  VOTE "FOR" APPROVAL OF THE OPT-OUT
                      OF THE PENNSYLVANIA STATUTE

                 The Only Way to Ensure Real Value NOW
           For All Your Shares Without Further Risk or Delay

            The present Norfolk Southern transaction cannot
              proceed until January 1999, at the earliest


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 The Special Meeting Of Shareholders Will Be Held On January 17, 1997.
    Vote "FOR" Approval Of The Opt-Out Of The Pennsylvania Statute
                     On The White Proxy Card Today

    The Conrail Board Is Fully Committed To The CSX-Conrail Merger

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   If you have any questions regarding the Special Meeting of Shareholders or need assistance in voting, please contact our proxy solicitor, D.F. King & Co., Inc., toll free, at 1-800-549-6746.

                             CONRAIL LOGO

January 16, 1997